EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Service 1st Bancorp Announces Growth-Prompted Executive Management Changes

TRACY, California - March 16, 2007

Service 1st Bancorp (the "Company", OTCBB: SVCF), parent company for Service 1st Bank and Charter Services Group, Inc. ("Charter"), announced today its growth-prompted decision to realign executive management responsibilities in order to better position the Company for profit maximization.

Over the past six years, Service 1st Bank has achieved a compound annual growth rate (Assets) of over forty percent -- resulting in an asset base exceeding $225Million at December 31, 2006. "Now that the Bank has achieved an asset level where greater efficiencies can be realized, the Board of Directors and the Company's Executive Management team believe it's an appropriate time to strategically re-focus our collective energies toward maximizing the Company's subsidiary earnings", said Bryan Hyzdu, President of Service 1st Bancorp.

The Company's action plan includes some important changes in responsibility - specifically for Mr. Hyzdu, Patrick Carman, and John Brooks.

Because of its importance to the Company's strategic growth and profitability initiatives, Mr. Hyzdu will now devote primary attention to his role as President and C.E.O. of Charter, the Company's new fee-generating consulting subsidiary which assists groups in the formation of new banks in non-competing locations. (Mr. Hyzdu has served as the President of Service 1st Bank since its 1999 formation, and as its Chief Executive Officer since January 2004). In addition to his role as the Charter C.E.O., Mr. Hyzdu will continue to serve as President of Service 1st Bancorp, and as a member of the Board of Directors of Service 1st Bancorp and its subsidiaries.

As a natural extension of his current position as Chief Operating Officer, and because of his proven credit and operational acumen, Patrick Carman is being promoted to the position of Service 1st Bank President. (Mr. Carman has served Service 1st Bank as its Chief Credit Officer since August 2000, and as its Chief Operating Officer since April 2006). A replacement Chief Credit Officer is being sought.

John Brooks will now serve as Chief Executive Officer of Service 1st Bank (a position he held prior to January 2004). Mr. Brooks will continue to serve as Chairman of the Board for Service 1st Bancorp, and its subsidiaries, and as Chief Executive Officer of Service 1st Bancorp.

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                               About the Company:
                               ------------------

Service 1st Bancorp (OTCBB: SVCF), is the parent company for Service 1st Bank and Charter Services Group, Inc. Service 1st Bank operates three full service branch offices in Lodi, Stockton, and Tracy. Charter Services Group operates from an office in Lodi.

                           Forward Looking Statements:
                           ---------------------------

         Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, and in reports filed on Form 10-QSB and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

                              Contact Information:
                              --------------------

Any inquiries may be directed to:
---------------------------------
John Brooks at (209) 820-7953/jbrooks@service1stbank.com, or
Bryan Hyzdu at (209) 993-2202/bhyzdu@service1stbank.com, or
Patrick Carman at (209) 820-7951/ pcarman@service1stbank.com

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